    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2000
                                                            REGISTRATION NO. 33-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                       AFFILIATED COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                       51-0310342
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification Number.)

      2828 NORTH HASKELL AVENUE
            DALLAS, TEXAS
           (214) 841-6111                                       75204
(Address of principal executive offices)                      (Zip Code)

                                   ----------

                       AFFILIATED COMPUTER SERVICES, INC.
                            401(k) SUPPLEMENTAL PLAN
                              (Full title of Plan)

                                   ----------

                       WILLIAM L. DECKELMAN, JR., ESQUIRE
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       AFFILIATED COMPUTER SERVICES, INC.
                            2828 NORTH HASKELL AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 841-6144
                (Name, Address, including zip code and telephone
               number, including area code, of agent for service)

                                   ----------

                                    COPY TO:
                            DAVID G. LUTHER, ESQUIRE
                             HUGHES & LUCE, L.L.P.
                          1717 MAIN STREET, SUITE 2800
                               DALLAS, TEXAS 75201

                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                                   PROPOSED
 TITLE OF SECURITIES TO                                 PROPOSED MAXIMUM           MAXIMUM
          BE                   AMOUNT TO BE            OFFERING PRICE PER          AGGREGATE          AMOUNT OF
     REGISTERED(1)              REGISTERED(1)               OBLIGATION            OFFERING (2)    REGISTRATION FEE
                          --------------------------------------------------------------------------------------------
 DEFERRED COMPENSATION
      OBLIGATIONS                   200                       100%                $5,000,000           $1,320
----------------------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Affiliated Computer Services, Inc. to pay deferred compensation in the future in accordance with the terms of the Affiliated Computer Services, Inc. 401(k) Supplemental Plan for certain executive employees.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended based upon an estimate of the amount of compensation employees will elect to defer under the Affiliated Computer Services, Inc. 401(k) Supplemental Plan over a period of five years.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (1) Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1999 (the "Annual Report");

         (2)      Current Report on Form 8-K filed on October 12, 1999

         (3) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

         (4) Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

         (5) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (6)      Current Report on Form 8-K filed on July 14, 2000

         (7)      All other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL") authorizes Delaware corporations to limit the liability of directors and officers to the corporation or its stockholders to money damages, except for (a) breaches of a director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. The DGCL, unless limited by the corporation's charter, provides that indemnification is mandatory to the extent that a director, officer, employee or agent, acting in good faith, and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with respect to any criminal action or proceeding, there was no reason to believe that his or her conduct was unlawful, or has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute. The DGCL generally permits indemnification for expenses incurred in the defense or settlement of derivative or third party actions, provided that there is a determination by a majority vote of the directors who are not parties to the action even though less than a quorum, or by a committee of directors designated by a majority vote of the directors, even though less than a quorum, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or in a criminal proceeding that the person had no reason to believe that his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable. The DGCL states that the indemnification provided by the statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Ninth of the Charter of the Company limits the liability of directors and officers to the fullest extent permitted by the DGCL. Article Ninth of the Charter of the Company also authorizes the Company to enter into contracts, adopt bylaws or resolutions to provide for the indemnification of the Company's directors and officers. Section 33 of the Company's bylaws provides for the indemnification of the Company's directors and officers to the fullest extent permitted by the DGCL. In addition, the Company's directors and officers are covered by certain insurance policies maintained by the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Number        Description of Exhibit
------        ----------------------

4.1           Form of Affiliated Computer Services, Inc. 401(k) Supplemental
              Plan*

5.1           Opinion of Hughes & Luce L.L.P.*

23.1          Consent of PricewaterhouseCoopers LLP*

23.2 Consent of Hughes & Luce L.L.P. (included in the opinion of Hughes & Luce L.L.P. filed as Exhibit 5)*

24.1          Power of Attorney (included on signature page filed herewith)*

----------

*        Filed herewith.

ITEM 9.           UNDERTAKINGS.

              (a)          The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act of 1934, as mended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 29th day of August, 2000.

                                       AFFILIATED COMPUTER SERVICES, INC.

                                       By:    /s/ WILLIAM L. DECKELMAN, JR.
                                          --------------------------------------
                                          William L. Deckelman, Jr.
                                          Executive Vice President and General
                                          Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes William L. Deckelman, Jr., to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    TITLE                             DATE
               ---------                                    -----                             ----

                                                                                      August 29, 2000
-------------------------------------
Darwin Deason                            Chairman of the Board

/s/ JEFFREY A. RICH                      President, Chief Executive Officer           August 29, 2000
-------------------------------------    and Director
Jeffrey A. Rich


/s/ MARK A. KING                         Executive Vice President, Chief              August 29, 2000
-------------------------------------    Financial Officer and Director
Mark A. King


/s/ HENRY G. HORTENSTINE                 Executive Vice President and Director        August 29, 2000
-------------------------------------
Henry G. Hortenstine


/s/ WILLIAM L. DECKELMAN, JR.            *Attorney-in-Fact, Executive Vice            August 29, 2000
-------------------------------------    President, Secretary and General Counsel
William L. Deckelman, Jr.


/s/ FRANK A. ROSSI                       Director                                     August 29, 2000
-------------------------------------
Frank A. Rossi


/s/ JOSEPH P. O'NEILL                    Director                                     August 29, 2000
-------------------------------------
Joseph P. O'Neill


/s/ CLIFFORD M. KENDALL                  Director                                     August 29, 2000
-------------------------------------
Clifford M. Kendall


/s/ PETER A. BRACKEN                     Director                                     August 29, 2000
-------------------------------------
Peter A. Bracken

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

4.1           Form of Affiliated Computer Services, Inc. 401(k) Supplemental
              Plan*

5.1           Opinion of Hughes & Luce L.L.P.*

23.1          Consent of PricewaterhouseCoopers LLP*

23.2          Consent of Hughes & Luce L.L.P. (included in the opinion of
              Hughes & Luce L.L.P. filed as Exhibit 5)*

24.1          Power of Attorney (included on signature page filed herewith)*

----------

* Filed herewith.